Ex-99.h.3

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

February __, 2007

Delaware Group Equity Funds I
2005 Market Street
Philadelphia, PA 19103

Re:	Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of Delaware Balanced Fund (the “Fund”), which is a series of Delaware Group Equity Funds I, the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees for Delaware Balanced Fund’s Class A Shares and Class R Shares, so that such Fund’s Class A and Class R Shares Rule 12b-1 (distribution) fees will not exceed 0.25% and 0.50%, respectively for the period March 1, 2007 through February 29, 2008:

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:
Name:
Title:
Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds I

By:
Name:
Title:
Date: